UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 11, 2007
Date of Report (Date of earliest event reported)
Ciena Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-21969	23-2725311
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	No.)	Identification No.)
1201 Winterson Road, Linthicum, Maryland 21090
(Address of principal executive offices) (Zip Code)
(410) 865-8500
Registrant’s telephone number, including area code:
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 11, 2007, Ciena Corporation (the “Company”) entered into an Indenture (the “Indenture”) with The Bank of New York, as trustee, relating to the Company’s 0.875% Convertible Senior Notes due 2017 (the “Notes”). Under the Indenture, the Company issued $500,000,000 aggregate principal amount of Notes in a public offering pursuant to an Underwriting Agreement dated June 5, 2007. The offering of the Notes was registered under the Securities Act of 1933 and is being made pursuant to the Company’s registration statement on Form S-3 (SEC File No. 333-143490), including a prospectus supplement filed by the Company on June 6, 2007 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Prospectus Supplement”). The terms of the Indenture and the Notes are described in the section of the Prospectus Supplement entitled “Description of the Notes”, which is incorporated into this Item 1.01 by reference. The above description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture, which is filed as an exhibit to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.

4.07	Indenture dated June 11, 2007 between the Company and The Bank of New York, as trustee, including the Form of Global Note attached as Exhibit A thereto

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIENA CORPORATION
Date: June 12, 2007	By:	/s/ RUSSELL B. STEVENSON
Russell B. Stevenson, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.

4.07	Indenture dated June 11, 2007 between Ciena Corporation and The Bank of New York, as trustee, including the Form of Global Note attached as Exhibit A thereto